EX-99.906CERT
Section 906 Certifications
CERTIFICATION PURSUANT TO 18 U.S.C SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
William F. Glavin, Jr., Principal Executive Officer, and Brian W. Wixted, Principal Financial Officer, of Oppenheimer AMT-Free Municipals (the “Registrant”), each certify to the best of his knowledge that:
1.	The Registrant’s periodic report on Form N-CSR for the period ended 07/30/2010 (the “Form N-CSR”) fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant. This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.

Principal Executive Officer	Principal Financial Officer

Oppenheimer AMT-Free Municipals	Oppenheimer AMT-Free Municipals

/s/ William F. Glavin, Jr. William F. Glavin, Jr.	/s/ Brian W. Wixted Brian W. Wixted

Date: 09/13/2010	Date: 09/13/2010